EXHIBIT 10.1

EAST\180904112.1

THE GETTY REALTY CORP. THIRD AMENDED AND RESTATED 2004 OMNIBUS INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS

Article I.	DEFINITIONSA-2
Article II.	SHARES SUBJECT TO PLANA-4
Article III.	GRANTING OF AWARDSA-4
Article IV.	AWARD OF RESTRICTED STOCKA-5
Article V.	PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTSA-6
Article VI.	AWARD OF RESTRICTED STOCK UNITSA-7
Article VII.	ADMINISTRATIONA-8
Article VIII.	MISCELLANEOUS PROVISIONSA-8

NOTE: THIS FORM OF OMNIBUS EQUITY-BASED COMPENSATION PLAN IS INTENDED TO ALLOW THE COMPENSATION COMMITTEE MAXIMUM FLEXIBILITY BY PROVIDING FOR AWARDS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND STOCK BONUSES (AND CASH BONUSES IN CONNECTION THEREWITH), AS LONG AS THE BOARD HAS GIVEN ITS PRIOR APPROVAL OF SUCH TYPE OF AWARD.

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The purpose of the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Plan”) is to provide a flexible framework that will permit the Board of Directors (the “Board”) of Getty Realty Corp. (the “Company”) by and through the Company’s Compensation Committee (the “Committee”) to develop and implement a variety of stock-based, incentive compensation programs based on the changing needs of the Company, its competitive market, and regulatory climate. The Plan is a continuation and extension of the Second Amended and Restated Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan.

The Board and senior management of the Company believe it is in the best interest of its shareholders for officers, employees and directors of the Company to own stock in the Company and to vest in them a proprietary interest in the success of the Company and its subsidiaries, and that such ownership will enhance the Company’s ability to attract and retain highly qualified personnel and enhance the long-term performance of the Company and its subsidiaries.

Article I.DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.“Administrator” shall mean the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 7.1 hereof.

1.2.“Award” shall mean a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, or a Stock Payment award which may be awarded or granted under the Plan (collectively, “Awards”).

1.3.“Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4.“Board” shall mean the Board of Directors of the Company.

1.5.“Change of Control” shall mean (a) a transaction or series of transactions resulting in more than 50% of the voting stock of the Company being held by a Person or Group (as defined in Rule 13d-5 under the Exchange Act) that does not include the Company; (b) the date on which a majority of the members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; (c) the consummation by the Company of a sale or other disposition of all or substantially all of the assets of the Company, in any single transaction or series of related transactions, to a Person (as defined in Rule 13d-5 under the Exchange Act) who is not an affiliate of the Company or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction; (d) a merger, consolidation, reorganization or business combination of the Company into another entity which is not an affiliate of the Company or an entity in which the shareholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction; or (e) the approval by the Company’s stockholders of a liquidation or dissolution of the Company; provided, that the transaction or event described in (a), (b), (c), (d) or (e) constitutes a “change in control event” as defined in Section 1.409A-3(i)(5) of the Department of Treasury Regulations.

1.6.“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.7.“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board.

1.8.“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

1.9.“Company” shall mean Getty Realty Corp., a Maryland corporation.

1.10.“Deferred Stock” shall mean Common Stock awarded under Article V of the Plan.

1.11.“Director” shall mean a member of the Board.

1.12.“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article V of the Plan.

1.13.“DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.14.“Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.15.“Escrow Holder” shall mean the Secretary of the Company or such other person or company that the Committee may designate to serve as the Escrow Holder hereunder.

1.16.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.17.“Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

1.18.“Holder” shall mean a person who has been granted or awarded an Award.

1.19.“Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.20.“Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article V of the Plan.

1.21.“Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit thereof: (a) net income; (b) pre-tax income; (c) operating income; (d) cash flow; (e) earnings per share; (f) return on equity; (g) return on invested capital or assets; (h) cost reductions or savings; (i) appreciation in the Fair Market Value of a share of Common Stock; (j) operating profit; (k) working capital; (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (m) funds from operations (“FFO”); (n) adjusted funds from operations (“AFFO”); and (o) such other items as determined by the Administrator; provided, that each of the business criteria described in subsections (a) through (l) shall be determined in accordance with generally accepted accounting principles (“GAAP”) and each of the business criteria described in subsections (m) and (n) are non-GAAP measures that shall be determined in accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) modified guidance for reporting FFO and as reported in the Company’s Exchange Act reports for the fiscal year(s) which comprise the relevant performance period. For each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP or NAREIT, to any of the business criteria described in subsections (a) through (o) for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence; (ii) related to the disposal of a segment of a business; (iii) related to a change in accounting principles under GAAP; (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP; (v) attributable to the business operations of any entity acquired by the Company during the fiscal year and (vi) reflecting adjustments to funds from operations with respect to straight-line rental income as reported in the Company’s Exchange Act reports.

1.22.“Plan” shall mean the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan.

1.23.“Restriction Period” means, with respect to Awards, the period commencing on the date of grant of such Award to which vesting, transferability or other restrictions and a risk of forfeiture apply and ending upon (i) the expiration of the applicable vesting conditions, transferability, other restrictions and/or lapse of risk of forfeiture and/or (ii) the achievement of the applicable Performance Criteria (it being understood that the Administrator may provide that vesting or transferability shall occur and/or restrictions or forfeiture shall lapse with respect to portions of the applicable Award during the Restriction Period in accordance with Section 3.3).

1.24.“Restricted Stock” shall mean Common Stock awarded under Article IV of the Plan.

1.25.“Restricted Stock Unit” shall mean the award of the rights to receive at a future date the issuance of or a cash amount equivalent to the Fair Market Value of a share of Common Stock, described in Article VI of the Plan.

1.26.“Retirement” shall mean Termination of Employment by a Holder on or after the Holder’s sixty-fifth birthday or the Holder’s completion of twenty full (not necessarily consecutive) years of employment with the Company.

1.27.“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such rule may be amended from time to time.

1.28.“Securities Act” shall mean the Securities Act of 1933, as amended.

1.29.“Stock Payment” shall mean a payment in the form of shares of Common Stock awarded under Article V of the Plan.

1.30.“Subsidiary” shall mean any corporation, limited partnership or limited liability company in an unbroken chain of such entities beginning with the Company if each of the entities other than the last entity in the unbroken chain then owns equity interests possessing 50% or more of the total combined voting power of all classes of equity interest in one of the other entities in such chain.

1.31.“Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death, or Retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.32.“Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability (within the meaning of Section 409A(a)(2)(C) of the Code), or Retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary or the simultaneous appointment to serve or continuing service by the Holder as a Director, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee; provided, however, that for purposes of any payment under or settlement of any Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code, Termination of Employment shall have the same meaning as “separation from service” under Section 409A of the Code. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.

Article II.SHARES SUBJECT TO PLAN

2.1.Shares Subject to Plan.

(a)The shares of stock subject to Awards shall be Common Stock. Subject to adjustment as provided in Section 8.3, the aggregate number of such shares which may be issued with respect to Awards granted under the Plan, measured from the inception date of the Getty Realty Corp. 2004 Omnibus Incentive Compensation Plan, shall not exceed 4,000,000 shares. The shares of Common Stock issuable with respect to such Awards shall be previously authorized but unissued shares.

(b)Subject to adjustment as provided in Section 8.3, the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one Holder is, in the aggregate, 150,000 shares, and solely with respect to cash Performance Awards granted pursuant to Section 5.2 and Dividend Equivalents granted pursuant to Section 5.3, the maximum dollar amount that may be earned thereunder for any calendar year by any one Holder shall be $2,500,000. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth herein for the calendar year in which it was granted.

2.2.Add-back of Rights. If any right to acquire shares of Common Stock under any Award under the Plan expires, is forfeited, is cancelled, or is redeemed in whole or in part for cash in lieu of Common Stock, as permitted by the Plan, the number of shares subject to such Award or other right but as to which such Award or other right was not exercised prior to its expiration, forfeiture, or cancellation or with respect to which the redemption is for cash in lieu of Common Stock may again be granted or awarded hereunder, subject to the limitations of Section 2.1; provided, however, that any shares of Common Stock that are withheld or redeemed for the satisfaction of tax withholding obligations with respect to an Award shall not be made available for subsequent grant or award hereunder. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 8.3 with respect to shares of stock of another corporation shall be considered cancelled and may again be granted or awarded hereunder, subject to the limitations of Section 2.1.

Article III.GRANTING OF AWARDS

3.1.Award Agreement. Each Award shall be evidenced by an Award Agreement.

3.2.Limitations Applicable to Section 16 Reporting Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.3.Minimum Restriction Period for All Awards. Except as provided below and notwithstanding any provision of the Plan to the contrary, each Award granted under the Plan shall be subject to a minimum Restriction Period of 12 months from the date of grant. Except as provided below and notwithstanding any provision of the Plan to the contrary, this minimum Restriction Period (i.e. vesting/restriction/transferability/forfeiture period) may be accelerated or waived in the event of a Participant’s death, disability, Retirement, Termination of Employment, upon a Change of Control or such other events that the Committee determines. Notwithstanding the minimum Restriction Period, subject to adjustment as provided in Section 8.3, up to five percent (5%) of the shares of Common Stock reserved for Awards under Section 2.1(a) of the Plan, may be granted with vesting terms not conforming to the minimum Restriction Period as set forth in this Section 3.3.

3.4.At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company or any Subsidiary.

Article IV.AWARD OF RESTRICTED STOCK

4.1.Eligibility. Subject to Section 2.1(b), Restricted Stock may be awarded to any Employee who the Committee determines is a valued Employee or any Director who the Committee determines should receive such an Award.

4.2.Award of Restricted Stock.

(a)The Committee may from time to time, in its absolute discretion:

(i)Determine which Employees are valued Employees and select from among the valued Employees or Directors (including Employees or Directors who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii)Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b)The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c)Upon the selection of a valued Employee or Director to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as the Committee deems appropriate.

4.3.Rights as Shareholders. Subject to Section 4.4, upon delivery of the shares of Restricted Stock to the Escrow Holder pursuant to Section 4.6, the Holder shall have, unless otherwise provided by the Committee, all the rights of a shareholder with respect to said shares, subject to the restrictions in the Holder’s Award Agreement, including the right to receive dividends and other distributions paid or made with respect to the shares (which dividends (including Dividend Equivalents) and distributions shall be delivered to the Escrow Holder and distributed to the Holder upon expiration or termination of the applicable restrictions); provided, however, that in the reasonable discretion of the Committee, uniformly applied to similar cases, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 4.4.

4.4.Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability, Company performance and individual performance. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no monetary consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Directorship with the Company.

4.5.Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement (i.e. not vested) immediately upon a Termination of Employment or, if applicable, upon a Termination of Directorship between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock.

4.6.Escrow. The Escrow Holder shall retain physical custody of certificate(s) representing Restricted Stock until the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate(s) expire or shall have been removed or until the expiration of such other period of time or the satisfaction of conditions, as may be specified by the Committee in the Holder’s Award Agreement. In lieu of share certificate(s) being delivered to an Escrow Holder, the Committee may cause the shares to be registered in the Holder’s name in book-entry form.

4.7.Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on any physical certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

Upon the expiration or other termination of such restrictions, the Committee shall cause the Escrow Holder to deliver such certificate(s) to the Secretary of the Company, who shall cause the transfer agent for the Company to issue to the Holder new certificate(s) for such shares without any restrictive legend or to retain the shares registered in the Holder’s name in book-entry form free of restrictions on transfer.

4.8.Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer (to the Escrow Holder or otherwise) of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

Article V.PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS

5.1.Eligibility. Subject to Section 2.1(b), one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments may be granted to any Employee whom the Committee determines is a valued Employee or any Director whom the Committee determines should receive such an Award.

5.2.Performance Awards. Any Employee or Director selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee or Director.

5.3.Dividend Equivalents. Any Employee or Director selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Restricted Stock Unit, Deferred Stock or Performance Award is granted, and the date such Restricted Stock Unit, Deferred Stock or Performance Award is settled, vests or expires, as determined by the Committee. Payments pursuant thereto shall be delivered, in the discretion of the Committee, either (x) to the Holder, or (y) to the Escrow Holder, to be held for the benefit of the Holder in a bookkeeping account or such other actual or deemed investment vehicle as may be set forth in the applicable Award Agreement or, if not set forth therein, as may be determined by the Committee in its discretion, until settlement, vesting or expiration thereof. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

5.4.Stock Payments. Any Employee or Director selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter and may include payments of a fixed number of shares to all Employees at the end of each calendar year or payments to Employees based upon their years of service to the Company.

5.5.Deferred Stock. Any Employee or Director selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Holder of Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

5.6.Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

5.7.Purchase Price. The Committee may establish the purchase price of a Performance Award, shares of Deferred Stock or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

5.8.Payment Upon Termination of Employment or Termination of Directorship. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is payable only while the Holder is an Employee or Independent Director, as applicable; provided, however, that the Committee, in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be paid subsequent to a Termination of Employment or Termination of Directorship following a Change of Control of the Company; provided, further, in its sole and absolute discretion may provide that Performance Awards may be paid following a Termination of Employment or a Termination of Directorship without cause, or following a Change of Control of the Company, or because of the Holder’s Retirement, death or disability, or otherwise.

5.9.Form of Payment. Payment of the amount determined under Section 5.2 or 5.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article V is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.10.

5.10.Conditions to Issuance of Stock. The Company shall not be required to issue shares of Common Stock or deliver any certificate or certificates for shares of Common Stock prior to fulfillment of all of the following conditions:

(a)the admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)the completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)the obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)the lapse of such reasonable period of time following entitlement thereto as the Administrator may establish from time to time for reasons of administrative convenience; and

(e)the receipt by the Company of full payment of the required consideration for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares.

Article VI.AWARD OF RESTRICTED STOCK UNITS

6.1.Eligibility. Subject to Section 2.1(b), Restricted Stock Units may be awarded to any Employee who the Committee determines is a valued Employee or any Director who the Committee determines should receive such an Award.

6.2.Award of Restricted Stock Units.

The Committee may from time to time, in its absolute discretion:

(a)determine which Employees are valued Employees and select from among the valued Employees or Directors (including Employees or Directors who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock Units; and

(b)determine the terms and conditions applicable to such Restricted Stock Units, consistent with the Plan.

6.3.Restriction. All Restricted Stock Units issued under the Plan shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning, vesting, settlement upon vesting, voting rights and transferability, Company performance and individual performance; provided, however, that, by action taken after the Restricted Stock Units are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock Units may not be sold or encumbered until all restrictions are terminated or expire. If no monetary consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock Units shall lapse, and such Restricted Stock Units shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Directorship with the Company.

6.4.Settlement of Restricted Stock Units. To the extent, and in the manner, described in the applicable Award Agreement, Restricted Stock Units may be settled in cash (at the Fair Market Value of the underlying Common Stock) or by issuance of the underlying shares of Common Stock, such election to be made, at the time of settlement, in the sole discretion of the Committee.

6.5.No Rights as a Shareholder. Until any settlement of a Restricted Stock Unit for a share of Common Stock pursuant to an Award Agreement, no Holder of a Restricted Stock Unit shall have any rights as a shareholder of the Company with respect thereto.

6.6.Dividend Equivalents. To the extent expressly provided in the applicable Award Agreement, an award of Restricted Stock Units may include Dividend Equivalents, which shall be upon terms and conditions, and may be subject to restrictions, all as determined by the Committee in its sole discretion, as set forth in the applicable Award Agreement.

Article VII.ADMINISTRATION

7.1.Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret, amend or revoke any such rules. The Committee shall also have the power to amend any Award Agreement, provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Grants or Awards under the Plan need not be the same with respect to each Holder. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors.

7.2.Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

7.3.Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

Article VIII.MISCELLANEOUS PROVISIONS

8.1.Not Transferable.

(a)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such shares underlying such Award have been issued, and all restrictions applicable to such shares have terminated, expired or lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)During the lifetime of the Holder, only the Holder may exercise rights under an Award (or any portion thereof) granted to the Holder under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any vested portion of an Award may, prior to the time when such portion becomes cancelled or forfeited under the Plan or the applicable Award Agreement, be settled by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

8.2.Duration, Amendment, Suspension or Termination of the Plan. The Plan shall remain in effect, subject to the right of the Board or the Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Common Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) February 22, 2031. Except as otherwise provided in this Section 8.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s shareholders before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan and no action of the Administrator may be taken that would otherwise require approval by the Company’s shareholders as a matter of applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.

8.3.Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)Subject to Sections 8.3(d) and (f), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i)the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued, in the aggregate and on a per person basis);

(ii)the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii)the grant or other characteristics of any Award.

(b)Subject to Section 8.3(d), in the event of any transaction or event described in Section 8.3(a), or a Change of Control or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:

(i)to provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the settlement of such Award or realization of the Holder’s rights had such Award been currently payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)to provide that the Award cannot vest, be settled or become payable after such event;

(iii)to provide that such Award shall be fully vested as to all shares covered thereby, notwithstanding anything to the contrary in the provisions of such Award;

(iv)to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v)to make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant), and the criteria included in, outstanding rights and awards and rights and awards which may be granted in the future; and

(vi)to provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 4.5 or forfeiture under Section 4.4 after such event.

Implementation of the provisions of this Section 8.3(b) shall be conditioned upon consummation of the transaction or event.

(c)Subject to Sections 3.2, 3.3 and 8.3(d), the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d)No such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award, if not a whole number, shall always be rounded to the next highest whole number.

(e)The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f)The Administrator shall exercise its discretion under this Section 8.3 reasonably and uniformly with respect to similar cases.

(g)The Administrator shall ensure that any action taken pursuant to Section 8.3(a) through 8.3(f) with respect to any Award that is subject to the provisions of Section 409A of the Code shall comply with the provisions of Section 409A of the Code.

8.4.Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company’s shareholders after the date of the Board’s initial adoption of the Plan as amended and restated herein, and any amendment to the Plan increasing the aggregate number of shares of Common Stock issuable under the Plan will be submitted for the approval of the Company’s shareholders after the date of the Board’s adoption of such amendment.

8.5.Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, settlement or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

8.6.Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall, to the extent permitted by applicable law, have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt of the Award, or (ii) the Holder incurs a Termination of Employment or Termination of Directorship for cause.

8.7.Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

8.8.Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

8.9.Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

8.10.Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of New York without regard to conflicts of laws thereof.

8.11. 409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. The Plan and all Awards shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code. Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the Holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. If the Company or Administrator by its operation of the Plan or an Award Agreement and by no fault of the Holder causes an Award to fail to meet the requirements of paragraphs (2), (3) or (4) of Section 409A(a) of the Code to the extent that Section 409A of the Code applies to such Award, the Company shall reimburse the Holder for interest and additional tax payable with respect to previously deferred compensation as provided in Section 409A(a)(1)(B) of the Code incurred by the Holder including a tax “gross-up” on such reimbursement. Any such reimbursement and tax gross-up payment shall be calculated in good faith by the Administrator and shall be paid by the end of the Holder’s taxable year next following the Holder’s taxable year in which the related taxes are remitted to the taxing authority. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless and to the extent that such accelerated payment or settlement is permissible under Treasury Regulation 1.409A-3(j)(4) or any successor provision.

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